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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act

POLYMER GROUP, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	57-1003983 (IRS Employer Identification No.)
4838 Jenkins Avenue, North Charleston, SC (Adress of principal executive offices)	29405 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to:
General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to:
General Instruction A.(d), please check the following box ☒

Securities Act registration statement file number to which this form relates:    N/A

Securities to be registered pursuant to Section 12(b) of the Act:    None

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, par value $0.01 per share
(Title of Class)

Class B Common Stock, par value $0.01 per share
(Title of Class)

Series A Warrants to subscribe for shares of Class D Common Stock, par value $0.01 per share
(Title of Class)

Series B Warrants to subscribe for shares of Class E Common Stock, par value $0.01 per share
(Title of Class)

INFORMATION REQUIRED IN
REGISTRATION STATEMENT

        This registration statement registers under Section 12(g) of the Securities Exchange Act of 1934 (the "Act") the following securities of Polymer Group, Inc. (the "Company") being issued pursuant to the Company's Second Amended Modified Plan of Reorganization (the "Plan") and upon the filing with the State of Delaware of the Company's Amended and Restated Certificate of Incorporation (the "Certificate"):

  •
  Class A Common Stock, par value $0.01 per share ("Class A Common");

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  Class B Common Stock, par value $0.01 per share ("Class B Common");

  •
  Series A Warrants to subscribe for shares of Class D Common Stock, par value $0.01 per share (the "Series A Warrants"); and

  •
  Series B Warrants to subscribe for shares of Class E Common Stock, par value $0.01 per share (the "Series B Warrants" and together with the Series A Warrants, the "Warrants").

Item 1. Description of Registrant's Securities to be Registered.

        The description of the Company's securities that follows is qualified in its entirety by the full terms of each security, as set forth in the Exhibits to this registration statement which are incorporated by reference in this Item 1.

Description of Class A Common and Class B Common

        Voting.    Except as otherwise provided by the Delware General Corporation Law (the "DGCL") or the Certificate, each holder of Class A Common and each holder of Class B Common has one vote for each share held on all matters submitted to a vote of the Company's shareholders. Neither Class A Common nor Class B Common has cumulative voting rights. Generally, a majority of the votes cast at a meeting of shareholders by holders of shares entitled to vote on the proposal is required for shareholder action.

        Dividends.    Except as otherwise provided by the DGCL or the Certificate, holders of Class A Common, holders of Class B Common and holders of other classes of the Company's common stock entitled (pursuant to the Certificate) to participate in dividends and distributions share ratably in all dividends and distributions, whether upon liquidation or dissolution or otherwise, made to the holders of the Company's common stock.

        Other.    The Class A Common is not convertible into, or exchangeable for, any other class or series of the Company's capital stock. Each share of Class B Common is convertible at any time into one share of Class A Common. Other than contractual preemptive rights set forth in the Shareholders Agreement, dated as of March 5, 2003, among the Company and certain of its shareholders, neither the holders of the Class A Common nor the Class B Common have preemptive or other rights to subscribe for or purchase additional securities of the Company.

        As of the date of this registration statement, the Certificate contains no provisions modifying the voting or dividend rights of holders of either Class A Common or Class B Common described above.

        Neither the shares of Class A Common nor the shares of Class B Common are subject to calls or assessments. No personal liability will attach to holders under the laws of the State of Delaware (the Company's state of incorporation) or of the State of South Carolina (the state in which the Company's principal place of business is located).

Description of the Series A Warrants

        General.    Each Series A Warrant entitles its holder to purchase one share of Class D Common Stock, par value $0.01 per share (the "Class D Common"), at a price of $0.01 per share. The Series A Warrants are exercisable for an aggregate of 498,688 shares of Class D Common.

        Capitalized terms used but not otherwise defined in this description of the Series A Warrants are defined in Exhibit 4.1 to this Form 8-A.

        A holder of a Series A Warrant may exercise, in whole or in part, the purchase rights represented by the Series A Warrants at any time and from time to time after the delivery by the Company of a Class D Distribution Notice (as defined below) up to and including the Termination Date (as defined delow) (the "Exercise Period"). The purchase rights represented by the Series A Warrants shall not be exercisable until the Company delivers a Class D Distribution Notice. The Company shall give the holders of the Series A Warrants written notice thirty (30) calendar days prior to any Distribution or consummation of a Change in Control in which an outstanding share of Class D Common would be entitled to participate pursuant to the terms of the Company's Certificate (a "Class D Distribution Notice"). The Series A Warrants, the purchase rights represented thereby, all of the Company's obligations thereunder and any other rights of the holders thereunder shall terminate upon the earlier to occur of (i) the close of business on March 4, 2010, and (ii) the business day immediately preceding the consummation of a Change of Control (collectively, the "Termination Date").

        Anti-dilution Provisions.    If the Company, at any time after the issuance of the Series A Warrants, (A) pays a dividend or makes a distribution on its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (B) subdivides its outstanding shares of Common Stock or (C) combines its outstanding shares of Common Stock into a smaller number of shares, the number of shares into which the Series A Warrants are exercisable immediately following such action will be adjusted so that the holder of any Series A Warrant thereafter exercised will be entitled to receive the number of shares of Class D Common of the Company that represents the same percentage of the outstanding Common Stock which such holder would have owned immediately prior to such action had such Series A Warrant been exercised immediately prior thereto and had such dividend, distribution, subdivision, combination or reclassification been made on a pro rata share-for-share basis.

        In case of any reclassification of outstanding shares of Class D Common issuable upon exercise of the Series A Warrants (other than as set forth in the immediately preceding paragraph and other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in the case of any merger, reorganization, restructuring, consolidation, share exchange, business combination, recapitalization or similar transaction involving the Company in which the Company is not the surviving or resulting entity and which does not constitute a Change in Control, then the Company will make lawful and adequate provision whereby the holder of each Series A Warrant then outstanding will have the right thereafter to receive on exercise of such Series A Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, merger, reorganization, restructuring, consolidation, share exchange, business combination, recapitalization or similar transaction by a holder of the number of shares of Class D Common issuable upon exercise of such Series A Warrant immediately prior to such reclassification, merger, reorganization, restructuring, consolidation, share exchange business combination, recapitalization or similar transaction.

        In the event the Company, at any time or from time to time after the date of issuance of the Series A Warrants and prior to the Termination Date, issues, sells, distributes or otherwise grants to all holders of Common Stock any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (any such rights, warrants or options being herein called "Section 2.3 Options" and any such convertible or exchangeable stock or securities being herein called "Section 2.3 Convertible Securities"), whether or not such Section 2.3 Options or the rights to convert or exchange such Section 2.3 Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the exercise of such Section 2.3 Options or upon the conversion or exchange of such Section 2.3 Convertible Securities is less than the Current Market Price per share of Common Stock on the record date for the issuance, sale, distribution or granting of such Section 2.3 Options or Section 2.3 Convertible Securities (any such event being herein called a "Section 2.3 Triggering Derivative Issuance") then, effective upon such Section 2.3 Triggering Derivative Issuance, the number of shares of Class D Common for which each Series A Warrant is exercisable will be adjusted to equal the product obtained by multiplying the number of shares of Class D Common for which each Series A Warrant is exercisable immediately prior to such Section 2.3 Triggering Derivative Issuance by a fraction (A) the numerator of which is the number of shares of Common Stock outstanding immediately after such Section 2.3 Triggering Derivative Issuance (calculated on a fully diluted basis, taking into account such Section 2.3 Triggering Derivative Issuance and assuming the exercise of such Section 2.3 Options or Section 2.3 Convertible Securities, but excluding any adjustments to be made as a result thereof under the Series A Warrants, the Series B Warrants or the Convertible Notes), and (B) the denominator of which is the sum of (1) the number of shares of Common Stock outstanding immediately prior to such Section 2.3 Triggering Derivative Issuance (calculated on a fully diluted basis), and (2) the Section 2.3 Aggregate Issuance Price divided by the Current Market Price. No additional adjustment of the Exercise Price will be made upon the actual exercise of such Section 2.3 Options or upon conversion or exchange of such Section 2.3 Convertible Securities or upon the conversion or exchange of the Section 2.3 Convertible Securities issuable upon the exercise of rights, warrants or options, or the exercise of Section 2.3 Options issued upon the conversion or exchange of convertible or exchangeable securities.

        In the event the Company, at any time or from time to time after the date of issuance of the Series A Warrants and prior to the Termination Date, issues, sells, distributes or otherwise grants in any manner to any but not all holders of the Common Stock any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (any such rights, warrants or options being herein called "Section 2.4 Options" and any such convertible or exchangeable stock or securities being herein called "Section 2.4 Convertible Securities"), whether or not such Section 2.4 Options or the rights to convert or exchange such Section 2.4 Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the exercise of such Section 2.4 Options or upon the conversion or exchange of such Section 2.4 Convertible Securities is less than 75% of the Current Market Price per share of Common Stock on the record date for the issuance, sale, distribution or granting of such Section 2.4 Options or Section 2.4 Convertible Securities (any such event being herein called a "Section 2.4 Triggering Derivative Issuance") then, effective upon such Section 2.4 Triggering Derivative Issuance, the number of shares of Class D Common for which each Series A Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Class D Common for which each Series A Warrant is exercisable immediately prior to such Section 2.4 Triggering Derivative Issuance by a fraction (A) the numerator of which is the number of shares of Common Stock outstanding immediately after such Section 2.4 Triggering Derivative Issuance (calculated on a fully diluted basis, taking into account such Section 2.4 Triggering Derivative Issuance and assuming the exercise of such Section 2.4 Options or Section 2.4 Convertible Securities, but excluding any adjustments to be made as a result thereof under the Series A Warrants, the Series B Warrants or the Convertible Notes), and (B) the denominator of which is the sum of (1) the number of shares of Common Stock outstanding immediately prior to such Section 2.4 Triggering Derivative Issuance (calculated on a fully diluted basis), and (2) the Section 2.4 Aggregate Issuance Price divided by the Current Market Price. No additional adjustment of the Exercise Price will be made upon the actual exercise of such Section 2.4 Options or upon conversion or exchange of such Section 2.4

Convertible Securities or upon the conversion or exchange of the Section 2.4 Convertible Securities issuable upon the exercise of rights, warrants or options, or the exercise of Section 2.4 Options issued upon the conversion or exchange of convertible or exchangeable securities.

        If the Company pays a dividend or makes any other distribution payable in Section 2.3 Options, Section 2.4 Options, Section 2.3 Convertible Securities and Section 2.4 Convertible Securities, then, for purposes of Sections 2.3 and 2.4 of the Series A Warrants, such Section 2.3 Options, Section 2.4 Options, Section 2.3 Convertible Securities or Section 2.4 Convertible Securities shall be deemed to have been issued or sold without consideration.

        If at any time the Company (except as hereinafter provided) issues or sells any additional shares of Common Stock in a transaction that was offered to all holders of Common Stock then outstanding for consideration in an amount per additional share of Common Stock less than the Current Market Price, then the number of shares of Class D Common for which each Series A Warrant is exercisable will be adjusted to equal the product obtained by multiplying the number of shares of Class D Common for which such Series A Warrant is exercisable immediately prior to such issue or sale by a fraction (A) the numerator of which is the number of shares of Common Stock outstanding immediately after such issue or sale (calculated on a fully diluted basis, taking into account such issue or sale, but excluding any adjustments to be made as a result thereof under the Sereis A Warrants, the Series B Warrants or the Convertible Notes), and (B) the denominator of which is the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale (calculated on a fully diluted basis), and (2) the aggregate consideration received from the issuance or sale of the additional shares of Common Stock divided by the Current Market Price. Notwithstanding the foregoing, no adjustment will be made under this paragraph for issuances of shares of Common Stock (i) upon exercise of the Series A Warrants, (ii) upon conversion of the outstanding Convertible Notes, (iii) upon exercise, conversion or exchange of any Section 2.3 Options, Section 2.4 Options, Section 2.3 Convertible Securities or Section 2.4 Convertible Securities, or (iv) in the event that the issuance of Common Stock giving rise to such adjustment is part of a transaction in which the holders of the Series A Warrants are given the opportunity to purchase such shares of Common Stock at the same price per share as all other offerees in the offering and on a pro rata share-for-share basis with all other offerees.

        If at any time the Company (except as hereinafter provided) issues or sells any additional shares of Common Stock other than in a transaction that was offered to all holders of Common Stock then outstanding for consideration in an amount per additional share of Common Stock less than 75% of the Current Market Price, then the number of shares of Class D Common for which each Series A Warrant is exercisable will be adjusted to equal the product obtained by multiplying the number of shares of Class D Common for which such Series A Warrant is exercisable immediately prior to such issue or sale by a fraction (A) the numerator of which is the number of shares of Common Stock outstanding immediately after such issue or sale (calculated on a fully diluted basis, taking into account such issue or sale, but excluding any adjustments to be made as a result thereof under the Series A Warrants, the Series B Warrants or the Convertible Notes), and (B) the denominator of which is the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale (calculated on a fully diluted basis), and (2) the aggregate consideration received from the issuance or sale of the additional shares of Common Stock divided by the Current Market Price. Notwithstanding the foregoing, no adjustment will be made under this paragraph for issuances of shares of Common Stock (i) upon exercise of the Series A Warrants, (ii) upon conversion of the Convertible Notes, (iii) upon exercise, conversion or exchange of any Section 2.3 Options, Section 2.4 Options, Section 2.3 Convertible Securities or Section 2.4 Convertible Securities, or (iv) in the event that the issuance of Common Stock giving rise to such adjustment is part of a transaction in which the holders of the Series A Warrants are given the opportunity to purchase such shares of Common Stock at the same price per share as all other offerees in the offering and on a pro rata share-for-share basis with all other offerees.

Description of the Series B Warrants

        General.    Each Series B Warrant entitles its holder to purchase one share of Class E Common Stock, par value $0.01 per share (the "Class E Common"), at a price of $0.01 per share. The Series B Warrants are exercisable for an aggregate of 498,688 shares of Class E Common.

        Capitalized terms used but not otherwise defined in this description of the Series B Warrants are defined in Exhibit 4.2 to this Form 8-A.

        A holder of a Series B Warrant may exercise, in whole or in part, the purchase rights represented by the Series B Warrants at any time and from time to time after the delivery by the Company of a Class E Distribution Notice (as defined below) up to and including the Termination Date. The purchase rights represented by the Series B Warrants shall not be exercisable until the Company delivers a Class E Distribution Notice. The Company shall give the holders of the Series B Warrants written notice thirty (30) calendar days prior to any Distribution or consummation of a Change in Control in which an outstanding share of Class E Common would be entitled to participate pursuant to the terms of the Company's Certificate (a "Class E Distribution Notice"). The Series B Warrants, the purchase rights represented thereby, all of the Company's obligations thereunder and any other rights of the holders thereunder shall terminate upon the Termination Date.

        Anti-dilution Provisions.    If the Company, at any time after the issuance of the Series B Warrants, (A) pays a dividend or makes a distribution on its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (B) subdivides its outstanding shares of Common Stock or (C) combines its outstanding shares of Common Stock into a smaller number of shares, the number of shares into which the Series B Warrants are exercisable immediately following such action will be adjusted so that the holder of any Series B Warrant thereafter exercised will be entitled to receive the number of shares of Class E Common of the Company that represents the same percentage of the outstanding Common Stock which such holder would have owned immediately prior to such action had such Series B Warrant been exercised immediately prior thereto and had such dividend, distribution, subdivision, combination or reclassification been made on a pro rata share-for-share basis.

        In case of any reclassification of outstanding shares of Class E Common issuable upon exercise of the Series B Warrants (other than as set forth in the immediately preceding paragraph and other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in the case of any merger, reorganization, restructuring, consolidation, share exchange, business combination, recapitalization or similar transaction involving the Company in which the Company is not the surviving or resulting entity and which does not constitute a Change in Control, then the Company will make lawful and adequate provision whereby the holder of each Series B Warrant then outstanding will have the right thereafter to receive on exercise of such Series B Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, merger, reorganization, restructuring, consolidation, share exchange, business combination, recapitalization or similar transaction by a holder of the number of shares of Class E Common issuable upon exercise of such Series B Warrant immediately prior to such reclassification, merger, reorganization, restructuring, consolidation, share exchange business combination, recapitalization or similar transaction.

        In the event the Company, at any time or from time to time after the date of issuance of the Series B Warrants and prior to the Termination Date, issues, sells, distributes or otherwise grants to all holders of Common Stock any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (any such rights, warrants or options being herein called "Section 2.3 Options" and any such convertible or exchangeable stock or securities being herein called "Section 2.3 Convertible Securities"), whether or not such Section 2.3 Options or the rights to convert or exchange such Section 2.3

Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the exercise of such Section 2.3 Options or upon the conversion or exchange of such Section 2.3 Convertible Securities is less than the Current Market Price per share of Common Stock on the record date for the issuance, sale, distribution or granting of such Section 2.3 Options or Section 2.3 Convertible Securities (any such event being herein called a "Section 2.3 Triggering Derivative Issuance") then, effective upon such Section 2.3 Triggering Derivative Issuance, the number of shares of Class E Common for which each Series B Warrant is exercisable will be adjusted to equal the product obtained by multiplying the number of shares of Class E Common for which each Series B Warrant is exercisable immediately prior to such Section 2.3 Triggering Derivative Issuance by a fraction (A) the numerator of which is the number of shares of Common Stock outstanding immediately after such Section 2.3 Triggering Derivative Issuance (calculated on a fully diluted basis, taking into account such Section 2.3 Triggering Derivative Issuance and assuming the exercise of such Section 2.3 Options or Section 2.3 Convertible Securities, but excluding any adjustments to be made as a result thereof under the Series B Warrants, the Series A Warrants or the Convertible Notes), and (B) the denominator of which is the sum of (1) the number of shares of Common Stock outstanding immediately prior to such Section 2.3 Triggering Derivative Issuance (calculated on a fully diluted basis), and (2) the Section 2.3 Aggregate Issuance Price divided by the Current Market Price. No additional adjustment of the Exercise Price will be made upon the actual exercise of such Section 2.3 Options or upon conversion or exchange of such Section 2.3 Convertible Securities or upon the conversion or exchange of the Section 2.3 Convertible Securities issuable upon the exercise of rights, warrants or options, or the exercise of Section 2.3 Options issued upon the conversion or exchange of convertible or exchangeable securities.

        In the event the Company, at any time or from time to time after the date of issuance of the Series B Warrants and prior to the Termination Date, issues, sells, distributes or otherwise grants in any manner to any but not all holders of the Common Stock any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (any such rights, warrants or options being herein called "Section 2.4 Options" and any such convertible or exchangeable stock or securities being herein called "Section 2.4 Convertible Securities"), whether or not such Section 2.4 Options or the rights to convert or exchange such Section 2.4 Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the exercise of such Section 2.4 Options or upon the conversion or exchange of such Section 2.4 Convertible Securities is less than 75% of the Current Market Price per share of Common Stock on the record date for the issuance, sale, distribution or granting of such Section 2.4 Options or Section 2.4 Convertible Securities (any such event being herein called a "Section 2.4 Triggering Derivative Issuance") then, effective upon such Section 2.4 Triggering Derivative Issuance, the number of shares of Class E Common for which each Series B Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Class E Common for which each Series B Warrant is exercisable immediately prior to such Section 2.4 Triggering Derivative Issuance by a fraction (A) the numerator of which is the number of shares of Common Stock outstanding immediately after such Section 2.4 Triggering Derivative Issuance (calculated on a fully diluted basis, taking into account such Section 2.4 Triggering Derivative Issuance and assuming the exercise of such Section 2.4 Options or Section 2.4 Convertible Securities, but excluding any adjustments to be made as a result thereof under the Series B Warrants, the Series A Warrants or the Convertible Notes), and (B) the denominator of which is the sum of (1) the number of shares of Common Stock outstanding immediately prior to such Section 2.4 Triggering Derivative Issuance (calculated on a fully diluted basis), and (2) the Section 2.4 Aggregate Issuance Price divided by the Current Market Price. No additional adjustment of the Exercise Price will be made upon the actual exercise of such Section 2.4 Options or upon conversion or exchange of such Section 2.4 Convertible Securities or upon the conversion or exchange of the Section 2.4 Convertible Securities issuable upon the exercise of rights, warrants or options, or the exercise of Section 2.4 Options issued upon the conversion or exchange of convertible or exchangeable securities.

        If the Company pays a dividend or makes any other distribution payable in Section 2.3 Options, Section 2.4 Options, Section 2.3 Convertible Securities and Section 2.4 Convertible Securities, then, for purposes of Sections 2.3 and 2.4 of the Series B Warrants, such Section 2.3 Options, Section 2.4 Options, Section 2.3 Convertible Securities or Section 2.4 Convertible Securities shall be deemed to have been issued or sold without consideration.

        If at any time the Company (except as hereinafter provided) issues or sells any additional shares of Common Stock in a transaction that was offered to all holders of Common Stock then outstanding for consideration in an amount per additional share of Common Stock less than the Current Market Price, then the number of shares of Class E Common for which each Series B Warrant is exercisable will be adjusted to equal the product obtained by multiplying the number of shares of Class E Common for which such Series B Warrant is exercisable immediately prior to such issue or sale by a fraction (A) the numerator of which is the number of shares of Common Stock outstanding immediately after such issue or sale (calculated on a fully diluted basis, taking into account such issue or sale, but excluding any adjustments to be made as a result thereof under the Sereis A Warrants, the Series B Warrants or the Convertible Notes), and (B) the denominator of which is the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale (calculated on a fully diluted basis), and (2) the aggregate consideration received from the issuance or sale of the additional shares of Common Stock divided by the Current Market Price. Notwithstanding the foregoing, no adjustment will be made under this paragraph for issuances of shares of Common Stock (i) upon exercise of the Series B Warrants, (ii) upon conversion of the outstanding Convertible Notes, (iii) upon exercise, conversion or exchange of any Section 2.3 Options, Section 2.4 Options, Section 2.3 Convertible Securities or Section 2.4 Convertible Securities, or (iv) in the event that the issuance of Common Stock giving rise to such adjustment is part of a transaction in which the holders of the Series B Warrants are given the opportunity to purchase such shares of Common Stock at the same price per share as all other offerees in the offering and on a pro rata share-for-share basis with all other offerees.

        If at any time the Company (except as hereinafter provided) issues or sells any additional shares of Common Stock other than in a transaction that was offered to all holders of Common Stock then outstanding for consideration in an amount per additional share of Common Stock less than 75% of the Current Market Price, then the number of shares of Class E Common for which each Series B Warrant is exercisable will be adjusted to equal the product obtained by multiplying the number of shares of Class E Common for which such Series B Warrant is exercisable immediately prior to such issue or sale by a fraction (A) the numerator of which is the number of shares of Common Stock outstanding immediately after such issue or sale (calculated on a fully diluted basis, taking into account such issue or sale, but excluding any adjustments to be made as a result thereof under the Series B Warrants, the Series A Warrants or the Convertible Notes), and (B) the denominator of which is the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale (calculated on a fully diluted basis), and (2) the aggregate consideration received from the issuance or sale of the additional shares of Common Stock divided by the Current Market Price. Notwithstanding the foregoing, no adjustment will be made under this paragraph for issuances of shares of Common Stock (i) upon exercise of the Series B Warrants, (ii) upon conversion of the Convertible Notes, (iii) upon exercise, conversion or exchange of any Section 2.3 Options, Section 2.4 Options, Section 2.3 Convertible Securities or Section 2.4 Convertible Securities, or (iv) in the event that the issuance of Common Stock giving rise to such adjustment is part of a transaction in which the holders of the Series B Warrants are given the opportunity to purchase such shares of Common Stock at the same price per share as all other offerees in the offering and on a pro rata share-for-share basis with all other offerees.

Item 2. Exhibits.

Number	Description
1.	Amended and Restated Certificate of Incorporation of Polymer Group, Inc.
2.	Amended and Restated By-Laws of Polymer Group, Inc.
3.	Shareholders Agreement, dated March 5, 2003, among Polymer Group, Inc. and certain of its shareholders.
4.1	Series A Warrant Agreement, dated March 5, 2003, among Polymer Group, Inc. and Wachovia Bank, N.A., as Warrant Agent.
4.2	Series B Warrant Agreement, dated March 5, 2003, among Polymer Group, Inc. and Wachovia Bank, N.A., as Warrant Agent.

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 5, 2003	POLYMER GROUP, INC. (Registrant)
	By:	/s/ JAMES G. BOYD
Name: James G. Boyd
Title: Executive Vice President, Treasurer and Chief Financial Officer

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURES